Exhibit 99.1

Tidewater to Present at the Pareto Securities

Oil & Offshore Conference 2011

NEW ORLEANS, August 26, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Quinn P. Fanning, Executive Vice President and Chief Financial Officer, will present at the Pareto Securities Oil & Offshore Conference 2011 in Oslo, Norway, on Thursday, September 1, 2011, at approximately 9:30 a.m. local Oslo time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater Inc. owns 374 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

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